Exhibit 10.1
SEVENTH AMENDMENT TO
AMENDED AND RESTATED REVOLVING
CREDIT AND SECURITY AGREEMENT
BY AND AMONG
PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AGENT),
THE LENDERS,
AND
L. B. FOSTER COMPANY
AND
CXT INCORPORATED,
(BORROWERS)
December 17, 2010

SEVENTH AMENDMENT TO AMENDED AND RESTATED
REVOLVING CREDIT SECURITY AGREEMENT
     THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (the “Amendment”) is made as of December 17, 2010, by and among L. B. FOSTER COMPANY, a corporation organized under the laws of the State of Pennsylvania, for itself and as successor by merger to Natmaya, Inc. and Fosmart, Inc. (“Foster”) and CXT INCORPORATED, a corporation organized under the laws of the State of Delaware (“CXT”)(each a “Borrower” and collectively “Borrowers”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).
WITNESSETH:
     WHEREAS, the Borrowers, the Lenders and Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 5, 2005, as amended by a First Amendment thereto dated as of September 13, 2005, a Second Amendment thereto dated as of May 16, 2006, a Third Amendment thereto dated as of February 8, 2007, a Fourth Amendment dated as of July 27, 2007, a Fifth Amendment thereto dated as of March 4, 2009, and a Sixth Amendment thereto dated as of November 24, 2009 (as amended from time to time, the “Agreement”).
     WHEREAS, on December 15, 2010, a Subsidiary of Foster acquired a majority of the capital stock of Portec Rail Products, Inc.
     WHEREAS, the Borrowers have requested the Lenders to modify certain covenants in the Agreement in order to permit Foster to acquire the capital stock of Portec Rail Products, Inc. and waive any default under the Credit Agreement resulting from the acquisition having occurred prior to the date the Lenders grant their consent to such acquisition. The Lenders have agreed to such credit accommodations, subject to the terms and conditions set forth in this Amendment.
     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
     1. Definitions.
          Defined terms used herein shall have the meanings given to them in the Agreement.
     2. The following new definitions are hereby inserted in Section 1.2 of the Agreement in alphabetical order:
     “Domestic Subsidiary” shall mean any Subsidiary organized under the laws of the United States or any state thereof.

     “Foster Thomas” shall mean Foster Thomas Company, a West Virginia corporation and wholly owned Subsidiary of Foster.
     “Portec” shall mean Portec Rail Products, Inc., a West Virginia corporation.
     “Portec Acquisition” shall mean the acquisition of ownership interests of Portec pursuant to the Portec Acquisition Agreement.
     “Portec Acquisition Agreement” shall mean that certain Agreement and Plan of Merger dated February 16, 2010, among Portec, Foster and Foster Thomas, as the same may be amended prior to the Seventh Amendment Effective Date.
     “Portec Rail Joint Division Sale” shall mean the sale by Portec to Koppers Inc. or an affiliate of Koppers Inc. of the rail joint division of Portec pursuant to the Portec Rail Joint Division Sales Agreement.
     “Portec Rail Joint Division Sales Agreement” shall mean that certain Asset Purchase Agreement dated as of December 15, 2010, between Portec, as seller, Koppers Inc., as purchaser, and Foster, as the same may be amended prior to the Seventh Amendment Effective Date.
     “Seventh Amendment Effective Date” shall mean December 17, 2010.
     3. The following definitions set forth in Section 1.2 of the Agreement are hereby amended and restated as follows:
     “Borrowers on a consolidated basis” shall mean (i) prior to such time as Portec and its Domestic Subsidiaries join this Agreement as additional Borrowers, or are required by the terms of this Agreement to join as additional Borrowers, Foster, Foster Thomas and CXT, and (ii) at such time as Portec and its Domestic Subsidiaries join this Agreement as additional Borrowers, or are required by the terms of this Agreement to join as additional Borrowers, Foster, CXT, Foster Thomas, Portec and the Domestic Subsidiaries of Portec.
     “Earnings Before Interest and Taxes” shall mean for any period the sum of (a) net income (or loss) of Borrowers on a consolidated basis for such period, plus non-operating and non-recurring items such as, but not limited to extraordinary items and cumulative changes in accounting principles, plus (b) all interest expense of Borrowers on a consolidated basis for such period, plus (c) all charges against income of Borrowers on a consolidated basis for such period for federal, state and local taxes, plus (d) non-cash expenses in connection with Borrowers’ employee stock option plan, plus (e) all transactional costs and expenses related to the Portec Acquisition, plus (f) commencing with the fiscal year ended December 31, 2008 and each period thereafter, all charges for such period attributable to the Borrowers’ last-in, first-out (“LIFO”) accounting for Inventory, minus (g) commencing with the fiscal year ended December 31, 2008 and each period thereafter, all credits for such period attributable to the Borrowers’ LIFO accounting for Inventory.

     “Fixed Charges” shall mean for any period the sum of cash interest expense, scheduled principal payments (excluding Advances) with respect to Indebtedness for borrowed money and capital leases and dividends, distributions and redemptions permitted under Section 7.7, all the foregoing of Borrowers on a consolidated basis as determined and consolidated in accordance with GAAP. Notwithstanding the foregoing, all cash dividends, distributions and redemptions permitted under Section 7.7 which are paid in cash at a time during which all Exclusion Standards are met shall be excluded from the calculation of Fixed Charges for such period and all subsequent periods.
     4. Section 7.1 of the Agreement is hereby amended and restated as follows:
          “(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or substantially all of the assets, division, business, stock or other ownership interests of any Person or permit any other Person to consolidate with or merge with it; provided however, (i) Natmaya and/or Fosmart may be dissolved, (ii) Borrowers may exercise any warrants to obtain stock of DM&E so long as the aggregate amount of funds required to exercise such warrants does not exceed $500,000, (iii) Natmaya and/or Fosmart may be merged with and into Foster so long as Foster is the surviving corporation, and (iv) Foster may purchase or acquire the assets or stock of any Person (a “Permitted Acquisition”) if all of the following requirements are met in connection with such acquisition:
     (A) if Foster is acquiring the ownership interests in such Person and such Person is not a Foreign Subsidiary, then such Person shall join this Agreement as a Borrower or become a Guarantor for the Obligations as determined by the Agent;
     (B) in the case of a stock or other ownership purchase, the Person acquired by Foster, if such Person is not a Foreign Subsidiary, shall grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and in the case any of both a stock or other ownership purchase or an asset purchase, Foster shall cause the Lien of the Agent to be a first priority, perfected security interest;
     (C) the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;
     (D) the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as or related to (in a commercially reasonable manner) one or more line or lines of business conducted by the Borrowers as described in Section 5.22, and the business shall be located in the United States;
     (E) no Default or Event of Default shall exist immediately prior to and after giving effect to such Permitted Acquisition;
     (F) prior to and after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall have a Fixed Charge Coverage Ratio, calculated on a pro forma basis for the most recent 12 months and giving effect to such Permitted Acquisition, of not less than 1.15 to 1.00;

     (G) prior to and after giving effect to such Permitted Acquisition (including the payment of any prospective portion of the purchase price or earn-outs), the Borrowers shall meet the Minimum Availability Threshold; and
     (H) the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), shall not exceed $50,000,000 in the aggregate during the remaining Term from and after the First Amendment Effective Date, as such amount is increased by Net Proceeds of Significant Asset Sales from and after the First Amendment Effective Date, of which aggregate amount not more than $15,000,000 shall be used for Permitted Acquisitions of, or advances to, Foreign Subsidiaries. In addition, at such time as the aggregate Consideration paid by Foster for all such Permitted Acquisitions, when aggregated with the amount invested by the Borrowers in joint ventures permitted under Section 7.12(b), exceeds $30,000,000, no additional Revolving Advances shall be incurred in connection with any additional Permitted Acquisition; and
     (I) in the case of a stock or other ownership purchase, the Person acquired shall have positive earnings before interests, taxes, depreciation and amortization (as determined in accordance with GAAP) for the most recent 12 months preceding such Permitted Acquisition.
     Notwithstanding the foregoing, the Borrowers may acquire the capital stock of Portec subject to the following conditions, and upon the occurrence of such conditions, the Lenders shall be deemed to have waived any Default or Event of Default resulting from such acquisition having occurred prior to the Seventh Amendment Effective Date:
(x) Foster Thomas shall acquire the capital stock of Portec in accordance with the terms of the Portec Acquisition Agreement, and the aggregate Consideration in the form of cash or cash equivalents plus transactional costs paid by the Borrowers for the Portec Acquisition shall not exceed $125,000,000. For purposes of calculating the aggregate Consideration, in the event that the Portec Rail Joint Division Sale is completed within seven days after consummation of the Portec Acquisition, the sales price for the Portec Rail Joint Division Sale shall be subtracted from the total Consideration of the Portec Acquisition;
(y) On the Seventh Amendment Effective Date, Foster Thomas shall join as an additional Borrower under the Agreement and shall grant Liens in its assets to the Agent for the benefit of the Lenders covering the same type of assets as the Collateral, and shall cause the Lien of the Agent to be a first priority, perfected security interest;
(z) Portec and its Domestic Subsidiaries shall become Borrowers on the earliest to occur of the following: (i) the Borrowers have outstanding Advances in excess of $35,000,000 or make a request for an Advance which would cause outstanding Advances to exceed $35,000,000, (ii) the aggregate amount of advances and investments made by the Borrowers in Portec and/or its Subsidiaries (excluding the cash and cash equivalent Consideration referenced above) exceeds $20,000,000 and the Borrower has outstanding Advances in excess of $20,000,000, and (iii) the date which is the six month anniversary of the date upon which the Borrowers have direct or indirect ownership of a majority of the outstanding capital stock of Portec. At the time Portec and its Domestic Subsidiaries become Borrowers, Portec and each of its Domestic Subsidiaries shall execute and deliver to the Agent (A) the documents required under Section 7.1(a), (B) the documents required under the Borrower Joinder and Assumption Agreement executed and delivered by Portec and each of its Domestic Subsidiaries, and (C) updated disclosure schedules to this Agreement, each of the foregoing to be in form and substance satisfactory to the Agent.
          (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) the sale of Inventory in the ordinary course of its business, (ii) the sale, disposition or transfer of any assets or Real Property located at Foster’s Doraville, Georgia facility, or its Langfield Road, Texas property (iii) the sale of any securities issued by DM&E to Foster and/or Natmaya, and (iv) other sales or dispositions not in excess of $15,000,000 in the aggregate; provided however, (x) a sale by Portec of its rail joint division (following consummation of the Portec Acquisition) is permitted and shall not constitute a disposition of assets by the Borrowers for purposes of reducing the limitation of $15,000,000 limitation set forth in part (iv) above, and (y) in the event of the sale by Borrowers of any Receivables or Inventory, the Borrowers shall receive cash or cash equivalent proceeds in an amount equal to or greater than that portion of the Formula Amount based upon such Receivables and Inventory prior to such sale.”
     5. Section 7.5 of the Agreement is hereby amended and restated as follows:
     “7.5 Loans.
     Except as set forth on Schedule 7.5, make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) advances, loans or extensions of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) advances, loans or extensions of credit to its employees in the ordinary course of business not to exceed the aggregate amount of $1,000,000 at any time outstanding, (c) advances, loans or extensions of credit which, when aggregated with the loans set forth on Schedule 7.5 and the guarantees permitted under Section 7.3(b), do not exceed $4,000,000 in the aggregate at any one time (excluding any advances made pursuant to Section 7.1(a)(H)), (d) loans advanced by one Borrower to another Borrower, and (e) subject to the provisions set forth in Section 7.1(a), loans to Portec and its Subsidiaries.”
     6. Section 7.10 of the Agreement is hereby amended and restated as follows:
     “7.10 Transactions with Affiliates.
     Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate (other than a Borrower), except (i) transactions in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and (ii) transactions with Portec and its Subsidiaries subject to the requirements set forth in Section 7.1(a) with respect to the joinder of Portec and its Domestic Subsidiaries as Borrowers.”

     7. Section 7.12(a) of the Agreement is hereby amended and restated as follows:
     “(a) Except as otherwise set forth in Section 7.1(a), form any Subsidiary unless (i) such Subsidiary takes all actions necessary to join in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Revolving Credit Note, and under any other agreement between any Borrower and Lenders, and (ii) Agent shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions. Notwithstanding the foregoing: (A) Foreign Subsidiaries acquired in a Permitted Acquisition pursuant to Section 7.1(a)(H) shall not be required to join this Agreement as Borrowers, (B) Foreign Subsidiaries of Portec shall not be required to join in this agreement as a Borrower or Guarantor; provided however, that in the event that Portec and its Domestic Subsidiaries become Borrowers hereunder, the Borrowers shall cause to be pledged to the Agent sixty-five percent (65%) of the outstanding ownership interests of the first-tier Foreign Subsidiaries of Portec and its Domestic Subsidiaries, and (C) Coal Train Holdings shall not be required to join this Agreement as a Borrower nor provide the documents referenced above, so long as (x) the Borrowers do not contribute in any fiscal year more than $100,000 to Coal Train Holdings and no such contributions are made if there exists a Default or an Event of Default, and (y) Coal Train Holdings has at all times a net worth and assets (valued at market value) each less than $50,000. Any distributions or other payments received by Coal Train Holdings from its prior ownership interest in DM&E shall not be included in the calculation of its net worth or asset valuation if such distributions and payments are further distributed to Foster within 30 days after their receipt by Coal Train Holdings.”
     8. Update to Schedules. Schedules 4.15(c) [Location of Executive Offices], 5.2(a) [States of Qualification and Good Standing], 5.2(b) [Subsidiaries], and 5.4 [Federal Tax Identification Number] are hereby amended and restated as set forth on the corresponding schedules attached to this Amendment.
     9. Amendment Fee. The Borrowers shall pay the Agent, for the ratable account of each Lender, and amendment fee in the amount of 10 basis points of the sum of the aggregate commitments for Revolving Advances and the principal balance outstanding on the Term Loan on the date hereof, which fee shall be deemed to be earned as of the date of this Amendment.
     10. Representations. Each Borrower hereby represents and warrants that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder. Each Borrower hereby represents and warrants that no Default or Event of Default exists under the Agreement or shall result from the execution and delivery of this Amendment.
     11. Force and Effect. Each Lender and each Borrower reconfirms and ratifies the Agreement and all Other Documents executed in connection therewith except to the extent any such documents are expressly modified by this Amendment, and each Borrower confirms that all such documents have remained in full force and effect since the date of their execution.

     12. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.
     13. Counterparts. This Amendment may be signed by telecopy or original in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14. Effective Date. This Amendment shall be effective on the Seventh Amendment Effective Date upon the occurrence of all the following conditions:
(i) the execution and delivery to the Agent of this Amendment by the Borrowers and the Lenders,
(ii) the execution and delivery to the Agent of a Borrower Joinder and related Other Documents by Foster Thomas as required under Section 7.1(a), in form and content satisfactory to the Agent,
(iii) the execution and delivery to the Agent of a certificate of the secretary or an assistant secretary of each Borrower, including incumbency of the officers signing this Amendment, as well as certification with respect to the resolutions of each such Borrower’s board of directors with respect to this Amendment,
(iv) receipt by the Administrative Agent of true and correct copies of the Portec Acquisition Agreement and the Portec Rail Joint Division Sales Agreement; and
(v) the Borrowers’ payment to the Agent of all fees and expenses required in connection with this Amendment.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE 1 OF 2 TO SEVENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
     Intending to be legally bound, each of the parties has signed this Third Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

ATTEST:	L. B. FOSTER COMPANY

/s/ Christopher T. Kijowski	By:	/s/ David J. Russo [Seal]

CHRISTOPHER T. KIJOWSKI		Name:	David J. Russo
ASSISTANT TREASURER		Title:	Senior Vice President, Chief Financial Officer, and Treasurer

ATTEST:	CXT INCORPORATED

/s/ Christopher T. Kijowski	By:	/s/ David J. Russo [Seal]

CHRISTOPHER T. KIJOWSKI		Name:	David J. Russo
ASSISTANT TREASURER		Title:	Senior Vice President, Chief Financial Officer, and Treasurer

[SIGNATURE PAGE 2 OF 2 TO SEVENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and as Agent
By:	/s/ James M. Steffy
	Name:	James M. Steffy
	Title:	Vice President

BANK OF AMERICA, N.A.
By:
Name:
Title:

FIRST COMMONWEALTH BANK
By:
Name:
Title:

[SIGNATURE PAGE 2 OF 2 TO SEVENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and as Agent
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:	/s/ Christian Barrow
	Name:	Christian Barrow
	Title:	SVP

FIRST COMMONWEALTH BANK
By:
Name:
Title:

[SIGNATURE PAGE 2 OF 2 TO SEVENTH AMENDMENT TO AMENDED AND
RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, a national banking association, as Lender and as Agent
By:
Name:
Title:

BANK OF AMERICA, N.A.
By:
Name:
Title:

FIRST COMMONWEALTH BANK
By:	/s/ Brian J. Sohocki
	Name:	Brian J. Sohocki
	Title:	Vice President

L. B. Foster Company
Schedule 4.15 (c)
Executive Offices of Borrowers

L. B. Foster Company	CXT, Incorporated
415 Holiday Drive	2420 North Pioneer Lane
Pittsburgh, Pennsylvania 15220	Spokane, Washington 99216

Foster Thomas Company
415 Holiday Drive
Pittsburgh, PA 15220

Schedule 5.2(a)
States Authorized to do Business
L. B. Foster Company

AL	AK	AZ	CA	CO	DE	FL	GA	HI	ID
IL	IN	IA	KS	KY	LA	MD	MA	MI	MN
MO	MT	NE	NJ	NM	NY	NC	ND	OH	OK
OE	PA*	RI	TN	TX	UT	VT	VA	WA	WV
CXT Incorporated

AZ	CA	DE*	ID	NE	OR	TX	UT	WA
Foster Thomas Company
WV*
(*State of Incorporation)

SCHEDULE 5.2(b)
L. B. Foster Company has the following subsidiaries:
CXT Incorporated, a Delaware corporation
Portec Rail Products, Inc., a West Virginia corporation
Foster Thomas Company, a West Virginia corporation
Coal Train Holdings, Inc., a Delaware corporation

L. B. Foster Company
Schedule 5.4
Tax Identification Numbers

NAME	FEIN	STATE OF INCORPORATION
CXT, Incorporated	91-1498605	Delaware
L. B. Foster Company	25-1324733	Pennsylvania
Foster Thomas Company	27-2141302	West Virginia